                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84558) pertaining to the Kohl's Department Stores, Inc. Savings Plan of our report dated June 26, 2002, with respect to the financial statements and schedule of the Kohl's Department Stores, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended February 2, 2002.



                                            ERNST & YOUNG LLP

Milwaukee, Wisconsin
July 26, 2002